Exhibit 10.14

CONTRACT WITH ELIGIBLE MEDICARE ADVANTAGE (MA) ORGANIZATION

PURSUANT TO SECTIONS 1851 THROUGH 1859 OF THE SOCIAL SECURITY ACT

FOR THE OPERATION OF A MEDICARE ADVANTAGE COORDINATED CARE PLAN(S)

CONTRACT (                )

Between

Centers for Medicare & Medicaid Services (hereinafter referred to as CMS) and

[NAME OF HEALTH PLAN]

(hereinafter referred to as the MA Organization)

CMS and the MA Organization, an entity which has been determined to be an eligible Medicare Advantage Organization by the Administrator of the Centers for Medicare & Medicaid Services under 42 CFR §422.503, agree to the following for the purposes of §§ 1851 through 1859 of the Social Security Act (hereinafter referred to as the Act):

(NOTE: Citations indicated in brackets are placed in the text of this contract to note the regulatory authority for certain contract provisions. All references to Part 422 are to 42 CFR Part 422.)

Article I

Term of Contract

The term of this contract shall be from the date of signature by CMS’ authorized representative through December 31, 2021, after which this contract may be renewed for successive one-year periods in accordance with 42 CFR §422.505(c) and as discussed in Paragraph A of Article VII below. [422.505]

This contract governs the respective rights and obligations of the parties as of the effective date set forth above, and supersedes any prior agreements between the MA Organization and CMS as of such date. MA organizations offering Part D benefits also must execute an Addendum to the Medicare Managed Care Contract Pursuant to §§ 1860D-1 through 1860D-43 of the Social Security Act for the Operation of a Voluntary Medicare Prescription Drug Plan (hereafter the “Part D Addendum”). For MA Organizations offering MA-PD plans, the Part D Addendum governs the rights and obligations of the parties relating to the provision of Part D benefits, in accordance with its terms, as of its effective date.

Article II

Coordinated Care Plan

A.    The MA Organization agrees to operate one or more coordinated care plans as defined in 42 CFR §422.4(a)(l)(iii)), including at least one MA-PD plan as required under 42 CFR §422.4(c), as described in its final Plan Benefit Package (PBP) bid submission (benefit and price bid) proposal as approved by CMS and as attested to in the Medicare Advantage Attestation of Benefit Plan and Price, and in compliance with the requirements of this contract and applicable Federal statutes, regulations, and policies (e.g., policies as described in the Call Letter, Medicare Managed Care Manual, etc.).

B.    Except as provided in paragraph (C) of this Article, this contract is deemed to incorporate any changes that are required by statute to be implemented during the term of the contract and any regulations or policies implementing or interpreting such statutory provisions.

C.    CMS will not implement, other than at the beginning of a calendar year, requirements under 42 CFR Part 422 that impose a new significant cost or burden on MA organizations or plans, unless a different effective date is required by statute. [422.521]

D.    If the MA Organization had a contract with CMS for Contract Year 2020 under the contract ID number designated above, this document is considered a renewal of the existing contract. While the terms of this document supersede the terms of the 2020 contract, the parties’ execution of this contract does not extinguish or interrupt any pending obligations or actions that may have arisen under the 2020 or prior year contracts.

E.    This contract is in no way intended to supersede or modify 42 CFR, Part 422. Failure to reference a regulatory requirement in this contract does not affect the applicability of such requirements to the MA organization and CMS.

Article III

Functions To Be Performed By Medicare Advantage Organization

A.    PROVISION OF BENEFITS

1.    The MA Organization agrees to provide enrollees in each of its MA plans the basic benefits as required under 42 CFR §422.101 and, to the extent applicable, supplemental benefits under 42 CFR §422.102 and as established in the MA Organization’s final benefit and price bid proposal as approved by CMS and listed in the MA Organization Plan Attestation of Benefit Plan and Price, which is attached to this contract. The MA Organization agrees to provide access to such benefits as required under subpart C in a manner consistent with professionally recognized standards of health care and according to the access standards stated in 42 CFR §422.112.

2.    The MA Organization agrees to provide post-hospital extended care services, should an MA enrollee elect such coverage, through a home skilled nursing facility, as defined at 42 CFR §422.133(b), according to the requirements of § 1852(1) of the Act and 42 CFR §422.133. [422. 133; 422.504(a)(3)]

B.    ENROLLMENT REQUIREMENTS

1.    The MA Organization agrees to accept new enrollments, make enrollments effective, process voluntary disenrollments, and limit involuntary disenrollments, as provided in 42 CFR Part 422, Subpart B.

2.    The MA Organization shall comply with the provisions of 42 CFR §422.110 concerning prohibitions against discrimination in beneficiary enrollment, other than in enrolling eligible beneficiaries in a CMS-approved special needs plan that exclusively enrolls special needs individuals as consistent with 42 CFR §§422.2, 422.4(a)(l)(iv) and 422.52. [422.504(a)(2)]

C.    BENEFICIARY PROTECTIONS

1.    The MA Organization agrees to comply with all requirements in 42 CFR Part 422, Subpart M governing coverage determinations, grievances, and appeals. [422.504(a)(7)]

2.    The MA Organization agrees to comply with the confidentiality and enrollee record accuracy requirements in 42 CFR §422.118.

3.    Beneficiary Financial Protections. The MA Organization agrees to comply with the following requirements:

(3.a) Each MA Organization must adopt and maintain arrangements satisfactory to CMS to protect its enrollees from incurring liability for payment of any fees that are the legal obligation of the MA Organization. To meet this requirement the MA Organization must—

(3.a.i) Ensure that all contractual or other written arrangements with providers prohibit the Organization’s providers from holding any beneficiary enrollee liable for payment of any fees that are the legal obligation of the MA Organization; and

(3.a.ii) Indemnify the beneficiary enrollee for payment of any fees that are the legal obligation of the MA Organization for services furnished by providers that do not contract, or that have not otherwise entered in to an agreement with the MA Organization, to provide services to the organization’s beneficiary enrollees. [422.504(g)(1)]

(3.a.iii) Ensure that the enrollee does not have any financial liability for services, items, or drugs furnished, ordered, or prescribed to the enrollee by an MA contracting individual or entity on the preclusion list, as defined and described in 42 CFR § 422.2 and 422.222. [422.504(g)(l))iv)]

(3.b) The MA Organization must provide for continuation of enrollee health care benefits-

(3.b.i) For all enrollees, for the duration of the contract period for which CMS payments have been made; and

(3.b.ii) For enrollees who are hospitalized on the date its contract with CMS terminates, or, in the event of the MA Organization’s insolvency, through the date of discharge. [422.504(g)(2)]

(3.c) In meeting the requirements of this paragraph, other than the provider contract requirements specified in subparagraph 3(a) of this paragraph, the MA

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Organization may use —

(3.c.i) Contractual arrangements;

(3.c.ii) Insurance acceptable to CMS;

(3.c.iii) Financial reserves acceptable to CMS; or

(3.c.iv) Any other arrangement acceptable to CMS. [422.504(g)(3)]

D.    PROVIDER PROTECTIONS

1.    The MA Organization agrees to comply with all applicable provider requirements in 42 CFR Part 422 Subpart E, including provider certification requirements, antidiscrimination requirements, provider participation and consultation requirements, the prohibition on interference with provider advice, limits on provider indemnification, rules governing payments to providers, limits on physician incentive plans, and preclusion list requirements in 42 CFR §§422.222 & 422.224. [422.504(a)(6)]

2.    The MA Organization agrees to ensure that the plan’s provider agreement contains a provision stating that after the expiration of the 60-day period specified in 42 CFR §422.222:

(2.a) The provider will no longer be eligible for payment from the plan and will be prohibited from pursuing payment from the beneficiary as stipulated by the terms of the contract between CMS and the plan per 42 CFR §422.504(g)(l)(iv); and

(2.b) The provider will hold financial liability for services, items, and drugs that are furnished, ordered, or prescribed after this 60-day period, at which point the provider will have already received notification of the preclusion. [422.504(g)(l)(v)]

3.    Prompt Payment.

(3.a) The MA Organization must pay 95 percent of “clean claims” within 30 days of receipt if they are claims for covered services that are not furnished under a written agreement between the organization and the provider.

(2.a.i) The MA Organization must pay interest on clean claims that are not paid within 30 days in accordance with §§ 1816(c)(2) and 1842(c)(2) of the Act.

(2.a.ii) All other claims from non-contracted providers must be paid or denied within 60 calendar days from the date of the request. [422.520(a)]

(3.b) Contracts or other written agreements between the MA Organization and its providers must contain a prompt payment provision, the terms of which are developed and agreed to by both the MA Organization and the relevant provider. [422.520(b)]

(3.c) If CMS determines, after giving notice and opportunity for hearing, that the MA Organization has failed to make payments in accordance with subparagraph (2) (a) of this paragraph, CMS may provide-

(2.c.i) For direct payment of the sums owed to providers; and

(2.c.ii) For appropriate reduction in the amounts that would otherwise be paid to the MA Organization, to reflect the amounts of the direct payments and the cost of making those payments. [422.520(c)]

4.    Agreements with Federally Qualified Health Centers (FQHC)

(4.a) The MA Organization agrees to pay an FQHC a similar amount to what it pays other providers for similar services.

(4.b) Under such a contract, the FQHC must accept this payment as payment in full, except for allowable cost sharing which it may collect.

(4.c) Financial incentives, such as payments or bonuses, and financial withholdings are not considered in determining the payments made by CMS under 42 CFR §422.316(a). [42 CFR §422.527]

E.    QUALITY IMPROVEMENT PROGRAM

1.    The MA Organization agrees to operate, for each plan that it offers, an ongoing quality improvement program in accordance with § 1852(e) of the Social Security Act and 42 CFR §422.152.

2.    The MA Organization agrees to develop and operate a chronic care improvement program in accordance with the requirements of 42 CFR §422.152(c).

3.    Performance Measurement and Reporting: The MA Organization shall measure performance under its MA plans using standard measures required by CMS, and report (at the organization level) its performance to CMS. The standard measures required by CMS during the term of this contract will be uniform data collection and reporting instruments, to include the Health Plan and Employer Data Information Set (HEDIS), Consumer Assessment of Health Plan Satisfaction (CAHPS) survey, and Health Outcomes Survey (HOS). These measures will address clinical areas, including effectiveness of care, enrollee perception of care and use of services; and non- clinical areas including access to and availability of services, appeals and grievances, and organizational characteristics. [422.152 & 422.162(c)]

4.    Utilization Review:

(4.a) An MA Organization for an MA coordinated care plan must use written protocols for utilization review and policies and procedures must reflect current standards of medical practice in processing requests for initial or continued authorization of services and have in effect mechanisms to detect both underutilization and over utilization of services. [422.152(b)]

(4.b) For MA regional preferred provider organizations (RPPOs) and MA local preferred provider organizations (PPOs) that are offered by an organization that is not licensed or organized under State law as an HMOs, if the MA Organization uses written protocols for utilization review, those policies and procedures must reflect current standards of medical practice in processing requests for initial or continued authorization of services and include mechanisms to evaluate utilization of services and to inform enrollees and providers of services of the results of the evaluation. [422.152(e)]

5.    Information Systems:

(5.a) The MA Organization must:

(5.a.i) Maintain a health information system that collects, analyzes and integrates the data necessary to implement its quality improvement program;

(5.a.ii) Ensure that the information entered into the system (particularly that received from providers) is reliable and complete;

(5.a.iii) Make all collected information available to CMS. [422.152(f)(1)]

6.    External Review: The MA Organization will comply with any requests by Quality Improvement Organizations to review the MA Organization’s medical records in connection with appeals of discharges from hospitals, skilled nursing facilities, comprehensive outpatient rehabilitation facilities, and home health agencies.

7.    The MA Organization agrees to address complaints received by CMS against the MA Organization by:

(7.a) Addressing and resolving complaints in the CMS complaint tracking system; and

(7.b) Displaying a link to the electronic complaint form on the Medicare.gov Internet Web site on the MA plan’s main Web page.[422.504(a)(15)]

F.    COMPLIANCE PLAN

The MA Organization agrees to implement a compliance plan in accordance with the requirements of 42 CFR §422.503(b)(4)(vi). [422.503(b)(4)(vi)]

G.    COMPLIANCE DEEMED ON THE BASIS OF ACCREDITATION

CMS may deem the MA Organization to have met the quality improvement requirements of §1852(e) of the Act and 42 CFR §422.152, the confidentiality and accuracy of enrollee records requirements of §1852(h) of the Act and 42 CFR §422.118, the anti-discrimination requirements of §1852(b) of the Act and 42 CFR §422.110, the access to services requirements of §1852(d) of the Act and 42 CFR §422.112, the advance directives requirements of §1852(i) of the Act and 42 CFR §422.128, the provider participation requirements of §1852(j) of the Act and 42 CFR Part 422, Subpart E, and the applicable requirements described in 42 CFR §423.165, if the MA Organization is fully accredited (and periodically reaccredited) by a private, national accreditation organization approved by CMS and the accreditation organization used the standards approved by CMS for the purposes of assessing the MA Organization’s compliance with Medicare requirements. The provisions of 42 CFR §422.156 shall govern the MA Organization’s use of deemed status to meet MA program requirements.

H.    PROGRAM INTEGRITY

1.    The MA Organization agrees to provide notice based on best knowledge, information, and belief to CMS of any integrity items related to payments from governmental entities, both federal and state, for healthcare or prescription drug services. These items include any investigations, legal actions or matters subject to

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arbitration brought involving the MA Organization (or MA Organization’s firm if applicable) and its subcontractors (excluding contracted network providers), including any key management or executive staff, or any major shareholders (5% or more), by a government agency (state or federal) on matters relating to payments from governmental entities, both federal and state, for healthcare and/or prescription drug services. In providing the notice, the sponsor shall keep the government informed of when the integrity item is initiated and when it is closed. Notice should be provided of the details concerning any resolution and monetary payments as well as any settlement agreements or corporate integrity agreements.

2.    The MA Organization agrees to provide notice based on best knowledge, information, and belief to CMS in the event the MA Organization or any of its subcontractors is criminally convicted or has a civil judgment entered against it for fraudulent activities or is sanctioned under any Federal program involving the provision of health care or prescription drug services.

I.    MARKETING

1.    The MA Organization may not distribute any marketing materials, as defined in 42 CFR §422.2260 and in the Marketing Materials Guidelines for Medicare Advantage-Prescription Drug Plans and Prescription Drug Plans (Medicare Marketing Guidelines), unless they have been filed with and not disapproved by CMS in accordance with 42 CFR §422.2264. The file and use process set out at 42 CFR §422.2262 must be used, unless the MA organization notifies CMS that it will not use this process.

2.    CMS and the MA Organization shall agree upon language setting forth the benefits, exclusions and other language of the Plan. The MA Organization bears full responsibility for the accuracy of its marketing materials. CMS, in its sole discretion, may order the MA Organization to print and distribute the agreed upon marketing materials, in a format approved by CMS. The MA Organization must disclose the information to each enrollee electing a plan as outlined in 42 CFR §422.111.

3.    The MA Organization agrees that any advertising material, including that labeled promotional material, marketing materials, or supplemental literature, shall be truthful and not misleading. All marketing materials must include the Contract number. All membership identification cards must include the Contract number on the front of the card.

4.    The MA Organization must comply with all applicable statutes and regulations, including and without limitation § 1851(h) of the Act and 42 CFR § 422.111, 42 CFR Part 422 Subpart V and 42 CFR Part 423 Subpart V, consistent with guidance provided in the Medicare Communication and Marketing Guidelines. Failure to comply may result in sanctions as provided in 42 CFR Part 422 Subpart O.

Article IV

CMS Payment to MA Organization

A.    The MA Organization agrees to develop its annual benefit and price bid proposal and submit to CMS all required information on premiums, benefits, and cost sharing, as required under 42 CFR Part 422 Subpart F. [422.504(a)(10)]

B.    METHODOLOGY

CMS agrees to pay the MA Organization under this contract in accordance with the provisions of § 1853 of the Act and 42 CFR Part 422 Subpart G. [422.504(a) (9)]

C.    ELECTRONIC HEALTH RECORDS INCENTIVE PROGRAM PAYMENTS

The MA Organization agrees to abide by the requirements in 42 CFR §§495.200 et seq. and §1853(1) and (m) of the Act, including the fact that payment will be made directly to MA-affiliated hospitals that are certified Medicare hospitals through the Medicare FFS hospital incentive payment program.

D.    ATTESTATION OF PAYMENT DATA (Attachments A, B, and C).

As a condition for receiving a monthly payment under paragraph B of this article, and 42 CFR Part 422 Subpart G, the MA Organization agrees that its chief executive officer (CEO), chief financial officer (CFO), or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, must request payment under the contract on the forms attached hereto as Attachment A (enrollment attestation) and Attachment B (risk adjustment data) which attest to (based on best knowledge, information and belief, as of the date specified on the attestation form) the accuracy, completeness, and truthfulness of the data identified on these attachments. The Medicare Advantage Plan Attestation of Benefit Plan and Price must be signed and attached to the executed version of this contract.

(NOTE: The forms included as attachments to this contract are for reference only. CMS will provide instructions for the completion and submission of the forms in separate documents. MA Organizations should not take any action on the forms until appropriate CMS instructions become available.)

1.    Attachment A requires that the CEO, CFO, or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, must attest based on best knowledge, information, and belief that each enrollee for whom the MA Organization is requesting payment is validly enrolled, or was validly enrolled during the period for which payment is requested, in an MA plan offered by the MA Organization. The MA Organization shall submit completed enrollment attestation forms to CMS, or its contractor, on a monthly basis.

2.    Attachment B requires that the CEO, CFO, or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, must attest to (based on best knowledge, information and belief, as of the date specified on the attestation form) that the risk adjustment data it submits to CMS under 42 CFR §422.310 are accurate, complete, and truthful. The MA Organization shall make annual attestations to this effect for risk adjustment data on Attachment B and according to a schedule to be published by CMS. If such risk adjustment data are generated by a related entity, contractor, or subcontractor of an MA Organization, such entity, contractor, or subcontractor must also attest to (based on best knowledge, information, and belief, as of the date specified on the attestation form) the accuracy, completeness, and truthfulness of the data. [422.504(1)]

3.    The Medicare Advantage Plan Attestation of Benefit Plan and Price (an example of which is attached hereto as Attachment C) requires that the CEO, CFO, or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, must attest (based on best knowledge, information and belief, as of the date specified on the attestation form) that the information and documentation comprising the bid submission proposal is accurate, complete, and truthful and fully conforms to the Bid Form and Plan Benefit Package requirements; and that the benefits described in the CMS-approved proposed bid submission agree with the benefit package the MA Organization will offer during the period covered by the proposed bid submission. This document is being sent separately to the MA Organization and must be signed and attached to the executed version of this contract, and is incorporated herein by reference. [422.504(1)]

Article V

MA Organization Relationship with Related Entities, Contractors, and Subcontractors

A.    Notwithstanding any relationship(s) that the MA Organization may have with first tier, downstream, or related entities, the MA Organization maintains full responsibility for adhering to and otherwise fully complying with all terms and conditions of its contract with CMS. [422.504(i)(l)]

B.    The MA Organization agrees to require all first tier, downstream, and related entities to agree that—

1.    HHS, the Comptroller General, or their designees have the right to audit, evaluate, collect, and inspect any books, contracts, computer or other electronic systems, including medical records and documentation of the first tier, downstream, and related entities related to CMS’ contract with the MA organization;

2.    HHS, the Comptroller General, or their designees have the right to audit, evaluate, collect, and inspect any records under paragraph B (1) of this Article directly from any first tier, downstream, or related entity;

3.    For records subject to review under paragraph B(2) of this Article, except in exceptional circumstances, CMS will provide notification to the MA organization that a direct request for information has been initiated; and

4.    HHS, the Comptroller General, or their designees have the right to inspect, evaluate, and audit any pertinent information for any particular contract period for 10 years from the final date of the contract period or from the date of completion of any audit, whichever is later. [422.504(i)(2)]

C.    The MA Organization agrees that all contracts or written arrangements into which the MA Organization enters with first tier, downstream, and related entities shall contain the following elements:

1.    Enrollee protection provisions that provide —

(1.a) Consistent with Article III, paragraph C, arrangements that prohibit providers from holding an enrollee liable for payment of any fees that are the legal obligation of the MA Organization; and

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(1.b) Consistent with Article III, paragraph C, provision for the continuation of benefits.

2.    Accountability provisions that indicate that the MA Organization may only delegate activities or functions to a first tier, downstream, or related entity in a manner consistent with requirements set forth at paragraph D of this Article.

3.    A provision requiring that any services or other activity performed by a first tier, downstream, and related entity in accordance with a contract or written agreement will be consistent and comply with the MA Organization’s contractual obligations.[422.504(i)(3)]

D.    If any of the MA Organization’s activities or responsibilities under this contract with CMS is delegated to other parties, the following requirements apply to any related entity, contractor, subcontractor, or provider:

1.    Each and every contract must specify delegated activities and reporting responsibilities.

2.    Each and every contract must either provide for revocation of the delegation activities and reporting requirements or specify other remedies in instances where CMS or the MA Organization determine that such parties have not performed satisfactorily.

3.    Each and every contract must specify that the performance of the parties is monitored by the MA Organization on an ongoing basis.

4.    Each and every contract must specify that either-

(4.a) The credentials of medical professionals affiliated with the party or parties will be either reviewed by the MA Organization; or

(4.b) The credentialing process will be reviewed and approved by the MA Organization and the MA Organization must audit the credentialing process on an ongoing basis.

5.    Each and every contract must specify that the first tier, downstream, or related entity comply with all applicable Medicare laws, regulations, and CMS instructions. [422.504(i)(4)]

E.    If the MA Organization delegates selection of the providers, contractors, or subcontractors to another organization, the MA Organization’s contract with that organization must state that the CMS-contracting MA Organization retains the right to approve, suspend, or terminate any such arrangement. [422.504(i)(5)]

F.    As of the date of this contract and throughout its term, the MA Organization

1.    Agrees that any physician incentive plan it operates meets the requirements of 42 CFR §422.208, and

2.    Has assured that all physicians and physician groups that the MA Organization’s physician incentive plan places at substantial financial risk have adequate stop-loss protection in accordance with 42 CFR §422.208(f). [422.208]

Article VI

Records Requirements

A.    MAINTENANCE OF RECORDS

1.    The MA Organization agrees to maintain for 10 years books, records, documents, and other evidence of accounting procedures and practices that-

(1.a) Are sufficient to do the following:

(1.a.i) Accommodate periodic auditing of the financial records (including data related to Medicare utilization, costs, and computation of the benefit and price bid) of the MA Organization.

(1.a.ii) Enable CMS to inspect or otherwise evaluate the quality, appropriateness and timeliness of services performed under the contract, and the facilities of the MA Organization.

(1.a.iii) Enable CMS to audit and inspect any books and records of the MA Organization that pertain to the ability of the organization to bear the risk of potential financial losses, or to services performed or determinations of amounts payable under the contract.

(1.a.iv) Properly reflect all direct and indirect costs claimed to have been incurred and used in the preparation of the benefit and price bid proposal.

(1.a.v) Establish component rates of the benefit and price bid for determining additional and supplementary benefits.

(1.a.vi) Determine the rates utilized in setting premiums for State insurance agency purposes and for other government and private purchasers; and

(1.b) Include at least records of the following:

(1.b.i) Ownership and operation of the MA Organization’s financial, medical, and other record keeping systems.

(1.b.ii) Financial statements for the current contract period and ten prior periods.

(1.b.iii) Federal income tax or informational returns for the current contract period and ten prior periods.

(1.b.iv) Asset acquisition, lease, sale, or other action.

(1.b.v) Agreements, contracts (including, but not limited to, with related or unrelated prescription drug benefit managers) and subcontracts.

(1.b.vi) Franchise, marketing, and management agreements.

(1.b.vii) Schedules of charges for the MA Organization’s fee-for-service patients.

(1.b.viii) Matters pertaining to costs of operations.

(1.b.ix) Amounts of income received, by source and payment.

(1.b.x) Cash flow statements.

(1.b.xi) Any financial reports filed with other Federal programs or State authorities.[422.504(d)]

2.    Access to facilities and records. The MA Organization agrees to the following:

(2.a) The Department of Health and Human Services (HHS), the Comptroller General, or their designee may evaluate, through inspection or other means —

(2.a.i) The quality, appropriateness, and timeliness of services furnished to Medicare enrollees under the contract;

(2.a.ii) Compliance with CMS requirements for maintaining the privacy and security of protected health information and other personally identifiable information of Medicare enrollees;

(2.a.iii) The facilities of the MA Organization; and

(2.a.iv) The enrollment and disenrollment records for the current contract period and ten prior periods.

(2.b) HHS, the Comptroller General, or their designees may audit, evaluate, or inspect any books, contracts, medical records, documents, papers, patient care documentation, and other records of the MA Organization, related entity, contractor, subcontractor, or its transferee that pertain to any aspect of services performed, reconciliation of benefit liabilities, and determination of amounts payable under the contract, or as the Secretary may deem necessary to enforce the contract.

(2.c) The MA Organization agrees to make available, for the purposes specified in paragraph A of this Article, its premises, physical facilities and equipment, records relating to its Medicare enrollees, and any additional relevant information that CMS may require.

(2.d) HHS, the Comptroller General, or their designee’s right to inspect, evaluate, and audit extends through 10 years from the final date of the contract period or completion of audit, whichever is later unless-

(2.d.i) CMS determines there is a special need to retain a particular record or group of records for a longer period and notifies the MA Organization at least 30 days before the normal disposition date;

(2.d.ii) There has been a termination, dispute, or fraud or similar fault by the MA Organization, in which case the retention may be extended to 10 years from the date of any resulting final resolution of the termination, dispute, or fraud or similar fault; or

(2.d.iii) HHS, the Comptroller General, or their designee determines that there is a reasonable possibility of fraud, in which case they may inspect, evaluate, and audit the MA Organization at any time. [422.504(e)]

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B.    REPORTING REQUIREMENTS

1.    The MA Organization shall have an effective procedure to develop, compile, evaluate, and report to CMS, to its enrollees, and to the general public, at the times and in the manner that CMS requires, and while safeguarding the confidentiality of the doctor patient relationship, statistics and other information as described in the remainder of this paragraph. [422.516(a)]

2.    The MA Organization agrees to submit to CMS certified financial information that must include the following:

(2.a) Such information as CMS may require demonstrating that the organization has a fiscally sound operation, including:

(2.a.i) The cost of its operations;

(2.a.ii) A description, submitted to CMS annually and within 120 days of the end of the fiscal year, of significant business transactions (as defined in 42 CFR §422.500) between the MA Organization and a party in interest showing that the costs of the transactions listed in subparagraph (2)(a)(v) of this paragraph do not exceed the costs that would be incurred if these transactions were with someone who is not a party in interest; or

(2.a.iii) If they do exceed, a justification that the higher costs are consistent with prudent management and fiscal soundness requirements.

(2.a.iv) A combined financial statement for the MA Organization and a party in interest if either of the following conditions is met:

(2.a.iv.aa) Thirty five percent or more of the costs of operation of the MA Organization go to a party in interest.

(2.a.iv.bb) Thirty five percent or more of the revenue of a party in interest is from the MA Organization. [422.516(b)]

(2.a.v) Requirements for combined financial statements.

(2.a.v.aa) The combined financial statements required by this subparagraph must display in separate columns the financial information for the MA Organization and each of the parties in interest.

(2.a.v.bb) Inter-entity transactions must be eliminated in the consolidated column.

(2.a.v.cc) The statements must have been examined by an independent auditor in accordance with generally accepted accounting principles and must include appropriate opinions and notes.

(2.a.v.dd) Upon written request from the MA Organization showing good cause, CMS may waive the requirement that the organization’s combined financial statement include the financial information required in this subparagraph with respect to a particular entity. [422.516(c)]

(2.a.vi) A description of any loans or other special financial arrangements the MA Organization makes with contractors, subcontractors, and related entities. [422.516(e)]

(2.b) Such information as CMS may require pertaining to the disclosure of ownership and control of the MA Organization. [422.504(f)]

(2.c) Patterns of utilization of the MA Organization’s services. [422.516(a)(2)]

3.    The MA Organization agrees to participate in surveys required by CMS and to submit to CMS all information that is necessary for CMS to administer and evaluate the program and to simultaneously establish and facilitate a process for current and prospective beneficiaries to exercise choice in obtaining Medicare services. This information includes, but is not limited to:

(3.a) The benefits covered under the MA plan;

(3.b) The MA monthly basic beneficiary premium and MA monthly supplemental beneficiary premium, if any, for the plan.

(3.c) The service area and continuation area, if any, of each plan and the enrollment capacity of each plan;

(3.d) Plan quality and performance indicators for the benefits under the plan including —

(3.d.i) Disenrollment rates for Medicare enrollees electing to receive benefits through the plan for the previous 2 years;

(3.d.ii) Information on Medicare enrollee satisfaction;

(3.d.iii) The patterns of utilization of plan services;

(3.d.iv) The availability, accessibility, and acceptability of the plan’s services;

(3.d.v) Information on health outcomes and other performance measures required by CMS;

(3.d.vi) The recent record regarding compliance of the plan with requirements of this part, as determined by CMS; and

(3.d.vii) Other information determined by CMS to be necessary to assist beneficiaries in making an informed choice among MA plans and traditional Medicare;

(3.d.viii) Information about beneficiary appeals and their disposition;

(3.d.ix) Information regarding all formal actions, reviews, findings, or other similar actions by States, other regulatory bodies, or any other certifying or accrediting organization;

(3.d.x) Any other information deemed necessary by CMS for the administration or evaluation of the Medicare program. [422.504(f)(2)]

4.    The MA Organization agrees to provide to its enrollees and upon request, to any individual eligible to elect an MA plan, all informational requirements under 42 CFR §422.64 and, upon an enrollee’s, request, the financial disclosure information required under 42 CFR §422.516. [422.504(f)(3)]

5.    Reporting and disclosure under ERISA —

(5.a) For any employees’ health benefits plan that includes an MA Organization in its offerings, the MA Organization must furnish, upon request, the information the plan needs to fulfill its reporting and disclosure obligations (with respect to the MA Organization) under the Employee Retirement Income Security Act of 1974 (ERISA).

(5.b) The MA Organization must furnish the information to the employer or the employer’s designee, or to the plan administrator, as the term “administrator” is defined in ERISA. [422.516(d)]

6.    Electronic communication. The MA Organization must have the capacity to communicate with CMS electronically. [422.504(b)]

7.    Risk Adjustment data. The MA Organization agrees to comply with the requirements in 42 CFR §422.310 for submitting risk adjustment data to CMS. [422.504(a)(8)]

8.    The MA Organization acknowledges that CMS releases to the public the following data, consistent with 42 CFR Part 422, Subpart K, and 42 CFR Part 423, Subpart K:

(8.a) summary reconciled Part C and Part D payment data after the reconciliation of Part C and Part D payments, as provided in 42 CFR §422.504(n)(l) and 42 CFR §423.505(o)(l);

(8.b) MA bid pricing data submitted during the annual bidding process, as described at 42 CFR §422.272;

(8.c) Part C Medical Loss Ratio data for the contract year, as described at 42 CFR §422.2490, and, for Part D plan sponsors, Part D Medical Loss Ratio data for the contract year, as described at 42 CFR §423.2490.

9.    The MA Organization agrees that it must subject information collected pursuant to 42 CFR §422.516(a) to a yearly independent audit to determine their reliability, validity, completeness, and comparability in accordance with specifications developed by CMS. [422.516(g)]

Article VII

Renewal of the MA Contract

A.    RENEWAL OF CONTRACT

In accordance with 42 CFR §422.505, following the initial contract period, this contract is renewable annually only if-

1.    The MA Organization has not provided CMS with a notice of intention not to renew; [422.506(a)]

2.    CMS and the MA Organization reach agreement on the bid under 42 CFR Part 422, Subpart F; and [422.505(d)]

3.    CMS informs the MA Organization that it authorizes a renewal.

B.    NONRENEWAL OF CONTRACT

1.    In accordance with 42 CFR §422.506, the MA Organization may elect not to renew its contract with CMS as of the end of the term of the contract for any reason, provided it meets the time frames for doing so set forth in this subparagraph.

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2.    If the MA Organization does not intend to renew its contract, it must notify—

(2.a) CMS, in writing, by the first Monday in June of the year in which the contract would end, pursuant to 42 CFR §422.506

(2.b) Each Medicare enrollee by mail, at least 90 calendar days before the date on which the nonrenewal is effective. This notice must include a written description of all alternatives available for obtaining Medicare services within the service area including alternative MA plans, MA-PD plans, Medigap options, and original Medicare and prescription drug plans and must receive CMS approval prior to issuance.

3.    If the organization submits a request to end the term of its contract after the deadline in 42 CFR §422.506, CMS may mutually consent to terminate the contract pursuant to 42 CFR §422.508 when a nonrenewal notice is submitted after the applicable annual non-renewal notice deadline if—

(3.a) The contract termination does not negatively affect the administration of the Medicare program; and

(3.b) The MA Organization notifies its Medicare enrollees and the public in accordance with subparagraph l(b)(ii) of this paragraph; and

(3.c) Included as a provision of the termination agreement is language prohibiting the MA organization from applying for new contracts or service area expansions for a period of 2 years, absent circumstances warranting special consideration. This prohibition may apply regardless of the product type, contract type or service area of the previous contract.

4.    If the MA Organization does not renew a contract under this subparagraph, CMS may deny an application for a new contract or a service area expansion from the Organization or with any organization whose covered persons, as defined at 42 CFR §422.506(a)(4), also served as covered persons for the non-renewing MA Organization for 2 years unless there are special circumstances that warrant special consideration, as determined by CMS. This prohibition may apply regardless of the product type, contract type, or service area of the previous contract.[422.506(a) & 422.508(c)]

Article VIII

Modification or Termination of the Contract

A.    MODIFICATION OR TERMINATION OF CONTRACT BY MUTUAL CONSENT

1.    This contract may be modified or terminated at any time by written mutual consent.

(1.a) If the contract is modified by written mutual consent, the MA Organization must notify its Medicare enrollees of any changes that CMS determines are appropriate for notification within time frames specified by CMS. [422.508(a)(2)]

(1.b) If the contract is terminated by written mutual consent, except as provided in subparagraph 2 of this paragraph, the MA Organization must provide notice to its Medicare enrollees and the general public as provided in paragraph B, subparagraph 2(b) of this Article. [422.508(a)(1)]

2.    If this contract is terminated by written mutual consent and replaced the day following such termination by a new MA contract, the MA Organization is not required to provide the notice specified in paragraph B of this Article.[422.508(b)]

3.    As a condition of the consent to a mutual termination, CMS will require as a provision of the termination agreement language prohibiting the MA organization from applying for new contracts or service area expansions for a period of 2 years, absent circumstances warranting special consideration. This prohibition may apply regardless of the product type, contract type, or service area of the previous contract. [422.508(c)]

B.    TERMINATION OF THE CONTRACT BY CMS OR THE MA ORGANIZATION

1.    Termination by CMS.

(1.a) CMS may at any time terminate a contract if CMS determines that the MA Organization meets any of the following: [42 CFR §422.510(a)(l)-(3)]

(1.a.i) has failed substantially to carry out the terms of its contract with CMS.

(1.a.ii) is carrying out its contract in a manner that is inconsistent with the efficient and effective implementation of 42 CFR Part 422.

(l.a.iii) no longer substantially meets the applicable conditions of 42CFR Part 422.

(1.b) CMS may make a determination under paragraph B(l)(a)(i), (ii), or (iii) of this Article if the MA Organization has had one or more of the conditions listed in 42 CFR §422.510(a)(4) occur.

(1.c) Notice. If CMS decides to terminate a contract , it will give notice of the termination as follows: [42 CFR §422.510(b)(1)] (1.c.i) CMS will notify the MA Organization in writing at least 45 calendar days before the intended date of the termination.

(1.c.ii) The MA Organization will notify its Medicare enrollees of the termination by mail at least 30 calendar days before the effective date of the termination.

(1.c.iii) The MA Organization will notify the general public of the termination at least 30 calendar days before the effective date of the termination by releasing a press statement to news media serving the affected community or county and posting the press statement prominently on the organization’s Web site.

(1.c.iv) In the event that CMS issues a termination notice to an MA Organization on or before August 1 with an effective date of the following December 31, the MA Organization must issue notification to its Medicare enrollees at least 90 days prior to the effective date of termination.

(1.d) Expedited termination of contract by CMS. [42 CFR §422.510(b)(2)]

(1.d.i) For terminations based on violations prescribed in 42 CFR §422.510(a)(4)(i) or if CMS determines that a delay in termination would pose an imminent and serious threat to the health of the individuals enrolled with the MA Organization, CMS will notify the MA Organization in writing that its contract has been terminated on a date specified by CMS. If a termination is effective in the middle of a month, CMS has the right to recover the prorated share of the capitation payments made to the MA Organization covering the period of the month following the contract termination.

(1.d.ii) CMS will notify the MA Organization’s Medicare enrollees in writing of CMS’ decision to terminate the MA Organization’s contract. This notice will occur no later than 30 days after CMS notifies the plan of its decision to terminate this contract. CMS will simultaneously inform the Medicare enrollees of alternative options for obtaining Medicare services, including alternative MA Organizations in a similar geographic area and original Medicare.

(1.d.iii) CMS will notify the general public of the termination no later than 30 days after notifying the MA Organization of CMS’ decision to terminate this contract. This notice will be published in one or more newspapers of general circulation in each community or county located in the MA Organization’s service area.

(1.e) Corrective action plan [42 CFR §422.510(c)]

(1.e.i) General. Before providing a notice of intent to terminate a contract for reasons other than the grounds specified in subparagraph l(d)(i) of this paragraph, CMS will provide the MA Organization with notice specifying the MA Organization’s deficiencies and a reasonable opportunity of at least 30 calendar days to develop and implement an approved corrective action plan to correct the deficiencies that are the basis of the proposed termination.

(1.e.ii) Exceptions. If a contract is terminated under subparagraph l(d)(i) of this paragraph, the MA Organization will not be provided with the opportunity to develop and implement a corrective action plan.

(1.f) Appeal rights. If CMS decides to terminate this contract, it will send written notice to the MA Organization informing it of its termination appeal rights in accordance with 42 CFR Part 422 Subpart N. [422.510(d)]

2.    Termination by the MA Organization [42 CFR §422.512]

(2.a) Cause for termination. The MA Organization may terminate this contract if CMS fails to substantially carry out the terms of the contract.

(2.b) Notice. The MA Organization must give advance notice as follows:

(2.b.i) To CMS, at least 90 days before the intended date of termination. This notice must specify the reasons why the MA Organization is requesting contract termination.

(2.b.ii) To its Medicare enrollees, at least 60 days before the termination effective date. This notice must include a written description of alternatives available for obtaining Medicare services within the service area, including alternative MA and MA-PD plans, PDP plans, Medigap options, and original Medicare and must receive CMS approval.

(2.b.iii) To the general public at least 60 days before the termination effective date by publishing a CMS-approved notice in one or more newspapers of general circulation in each community or county located in the MA Organization’s geographic area.

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(2.c) Effective date of termination. The effective date of the termination will be determined by CMS and will be at least 90 days after the date CMS receives the MA Organization’s notice of intent to terminate.

(2.d) CMS’ liability. CMS’ liability for payment to the MA Organization ends as of the first day of the month after the last month for which the contract is in effect, but CMS shall make payments for amounts owed prior to termination but not yet paid.

(2.e) Effect of termination by the organization. CMS may deny an application for a new contract or service area expansion from the MA Organization or with an organization whose covered persons, as defined in 42 CFR §422.512(e)(2), also served as covered persons for the terminating MA Organization for a period of two years from the date the Organization has terminated this contract, unless there are circumstances that warrant special consideration, as determined by CMS. This prohibition may apply regardless of the product type, contract type, or service area of the previous contract. [422.512]

Article IX

Requirements of Other Laws and Regulations

A.    The MA Organization agrees to comply with —

1.    Federal laws and regulations designed to prevent or ameliorate fraud, waste, and abuse, including, but not limited to, applicable provisions of Federal criminal law, the False Claims Act (31 USC §§3729 et seq.) , and the anti-kickback statute (§ 1128B(b) of the Act): and

2.    HIPAA administrative simplification rules at 45 CFR Parts 160, 162, and 164.[422.504(h)]

B.    Pursuant to § 13112 of the American Recovery and Reinvestment Act of 2009 (ARRA), the MA Organization agrees that as it implements, acquires, or upgrades its health information technology systems, it shall utilize, where available, health information technology systems and products that meet standards and implementation specifications adopted under § 3004 of the Public Health Service Act, as amended by § 13101 of the ARRA.

C.    The MA Organization maintains ultimate responsibility for adhering to and otherwise fully complying with all terms and conditions of its contract with CMS, notwithstanding any relationship(s) that the MA Organization may have with related entities, contractors, or subcontractors. [422.504(i)]

D.    In the event that any provision of this contract conflicts with the provisions of any statute or regulation applicable to an MA Organization, the provisions of the statute or regulation shall have full force and effect.

E.    The MA Organization agrees to comply with the requirements relating to Nondiscrimination in Health Programs and Activities in 45 CFR Part 92, including submitting assurances that the MA Organization’s health programs and activities will be operated in compliance with the nondiscrimination requirements, as required in 45 CFR §92.5.

Article X

Severability

The MA Organization agrees that, upon CMS’ request, this contract will be amended to exclude any MA plan or State-licensed entity specified by CMS, and a separate contract for any such excluded plan or entity will be deemed to be in place when such a request is made. [422.504(k)]

Article XI

Miscellaneous

A.    DEFINITIONS

Terms not otherwise defined in this contract shall have the meaning given to such terms in 42 CFR Part 422.

B.    ALTERATION TO ORIGINAL CONTRACT TERMS

The MA Organization agrees that it has not altered in any way the terms of this contract presented for signature by CMS. The MA Organization agrees that any alterations to the original text the MA Organization may make to this contract shall not be binding on the parties.

C.    MA Organization agrees to maintain a fiscally sound operation by at least maintaining a positive net worth (total assets exceed total liabilities) as required in 42 CFR §422.504(a)(14).

D.    MA Organization agrees to maintain administrative and management capabilities sufficient for the organization to organize, implement, and control the financial, marketing, benefit administration, and quality improvement activities related to the delivery of Part C services as required by 42 CFR §422.504(a)(16).

E.    MA Organization agrees to maintain a Part C summary plan rating score of at least 3 stars under the 5-star rating system specified in 42 CFR Part 422 subpart D, as required by 42 CFR §422.504(a)(17).

F.    CMS may determine that an MA organization is out of compliance with a Part C requirement when the organization fails to meet performance standards articulated in the Part C statutes, regulations, or guidance. If CMS has not already articulated a measure for determining noncompliance, CMS may determine that an MA organization is out of compliance when its performance in fulfilling Part C requirements represents and outlier relative to the performance of other MA organizations. [422.504(m)]

G.    Business Continuity: The MA organization agrees to develop, maintain, and implement a business continuity plan as required by 42 CFR §422.504(o).

ATTACHMENT A

ATTESTATION OF ENROLLMENT

INFORMATION RELATING TO CMS PAYMENT

TO A MEDICARE ADVANTAGE ORGANIZATION

Pursuant to the contract(s) between the Centers for Medicare & Medicaid Services (CMS) and (INSERT NAME OF MA ORGANIZATION), hereafter referred to as the MA Organization, governing the operation of the following Medicare Advantage plans (INSERT PLAN IDENTIFICATION NUMBERS HERE), the MA Organization hereby requests payment under the contract, and in doing so, makes the following attestation concerning CMS payments to the MA Organization. The MA Organization acknowledges that the information described below directly affects the calculation of CMS payments to the MA Organization and that misrepresentations to CMS about the accuracy of such information may result in Federal civil action and/or criminal prosecution. This attestation shall not be considered a waiver of the MA Organization’s right to seek payment adjustments from CMS based on information or data which does not become available until after the date the MA Organization submits this attestation.

1.    The MA Organization has reported to CMS for the month of (INDICATE MONTH AND YEAR) all new enrollments, disenrollments, and appropriate changes in enrollees’ status with respect to the above-stated MA plans. Based on best knowledge, information, and belief as of the date indicated below, all information submitted to CMS in this report is accurate, complete, and truthful.

2.    The MA Organization has reviewed the CMS monthly membership report and reply listing for the month of (INDICATE MONTH AND YEAR) for the above-stated MA plans and has reported to CMS any discrepancies between the report and the MA Organization’s records. For those portions of the monthly membership report and the reply listing to which the MA Organization raises no objection, the MA Organization, through the certifying CEO/CFO, will be deemed to have attested, based on best knowledge, information, and belief as of the date indicated below, to its accuracy, completeness, and truthfulness.

ATTACHMENT B

ATTESTATION OF RISK ADJUSTMENT DATA INFORMATION RELATING

TO CMS PAYMENT TO A MEDICARE ADVANTAGE ORGANIZATION

Pursuant to the contract(s) between the Centers for Medicare & Medicaid Services (CMS) and (INSERT NAME OF MA ORGANIZATION), hereafter referred to as the MA Organization, governing the operation of the following Medicare Advantage plans (INSERT PLAN IDENTIFICATION NUMBERS HERE), the MA Organization hereby requests payment under the contract, and in doing so, makes the following attestation concerning CMS payments to the MA Organization. The MA Organization acknowledges that the information described below directly affects the calculation of CMS payments to the MA Organization or additional benefit obligations of the MA Organization and that misrepresentations to CMS about the accuracy of such information may result in Federal civil action and/or criminal prosecution.

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The MA Organization has reported to CMS during the period of (INDICATE DATES) all (INDICATE TYPE - DIAGNOSIS/ENCOUNTER) risk adjustment data available to the MA Organization with respect to the above-stated MA plans. Based on best knowledge, information, and belief as of the date indicated below, all information submitted to CMS in this report is accurate, complete, and truthful.

ATTACHMENT C - Medicare Advantage Plan Attestation of Benefit Plan and Price

In witness whereof, the parties hereby execute this contract.

This document has been electronically signed by:

FOR THE MA ORGANIZATION

Contracting Official Name

Date

Organization	Address

FOR THE CENTERS FOR MEDICARE & MEDICAID SERVICES

Date

Kathryn A. Coleman

Director

Medicare Drug and Health

Plan Contract Administration Group,

Center for Medicare

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